EXHIBIT 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the Heritage Financial Corporation 401(K) Employee Stock Ownership Plan and Trust (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward D. Cameron, on behalf of the plan administrator for the Plan, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Edward D. Cameron

Edward D. Cameron

Chairman, Pension Committee

Heritage Financial Corporation

June 26, 2003

A signed original of this written statement pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.